UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2015

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 18, 2015, ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), Falcon Operations Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ON Semiconductor (“Acquisition Sub”), and Fairchild Semiconductor International, Inc., a Delaware corporation (“Fairchild”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The total transaction value is expected to be approximately $2.4 billion.

Pursuant to the terms and conditions set forth in the Merger Agreement, ON Semiconductor, through Acquisition Sub, will commence an offer (the “Offer”) to acquire all of the outstanding shares of Fairchild’s common stock, par value $0.01 per share (the “Shares”), for $20.00 per share in cash, without interest (the “Offer Price”). Following completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including the receipt of certain required regulatory approvals, Acquisition Sub will be merged with and into Fairchild, with Fairchild surviving as a wholly-owned subsidiary of ON Semiconductor (the “Merger”). At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by (i) ON Semiconductor, Fairchild or their respective subsidiaries immediately prior to the Effective Time and (ii) stockholders of Fairchild who properly exercised their appraisal rights under the Delaware General Corporation Law) will be cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price. In addition, immediately prior to the Effective Time, all outstanding options to purchase Shares, restricted stock units, deferred stock units and performance units will become fully vested and be converted into the right to receive the Offer Price (net of any applicable exercise price with respect to options).

ON Semiconductor and Acquisition Sub have agreed to commence the Offer as promptly as practicable, but no later than December 4, 2015. Completion of the Offer and the Merger are subject to the satisfaction of several conditions, including: (i) that, prior to the expiration of the Offer, a majority of all then-outstanding Shares have been validly tendered into (and not withdrawn from) the Offer; (ii) the expiration or termination of any applicable waiting period relating to the Offer, or the receipt of the applicable governmental approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the applicable antitrust laws of certain other jurisdictions; (iii) the absence of a material adverse effect on Fairchild; and (iv) certain other customary conditions.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, which permits completion of the Merger upon the collective ownership by ON Semiconductor, Acquisition Sub and any other subsidiary of ON Semiconductor of a majority of the outstanding Shares, and if the Merger is so effected pursuant to Section 251(h) of the Delaware General Corporation Law, no Fairchild stockholder vote will be required to consummate the Merger.

ON Semiconductor and Fairchild have made customary representations, warranties and covenants in the Merger Agreement, including covenants: (i) subject to certain exceptions, to use reasonable best efforts to take all actions necessary so that no anti-takeover statute becomes applicable to the Offer, the Merger or the other transactions contemplated by the Merger Agreement or, if it does, to consummate the Offer, the Merger or such other transactions as promptly as practicable and to eliminate or minimize the effect of such anti-takeover statute; (ii) to use its reasonable best efforts to effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable laws; (iii) to use reasonable best efforts to consummate the Offer, the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable; and (iv) to use reasonable best efforts to take actions reasonably necessary to obtain debt financing of the transactions. Fairchild has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the consummation of the Merger.

In addition, Fairchild has agreed (i) not to initiate or knowingly facilitate an inquiry reasonably expected to lead to, participate in any discussions regarding, approve or recommend, enter into any agreement or commitment providing for, make any anti-takeover statute inapplicable to, or fail to recommend against any alternative proposal for the acquisition of Fairchild or change Fairchild’s recommendation to accept the Offer and (ii) to cease all existing discussions with third parties regarding such alternative proposals. However, subject to the satisfaction of certain conditions,

Fairchild and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of Fairchild has concluded in good faith after consultation with its outside financial advisors and outside legal counsel that failure to do so would be reasonably likely to result in a breach of the directors’ fiduciary duties under applicable law. In addition, the board of directors of Fairchild is permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, if the board of directors has concluded in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to do so would be reasonably likely to result in a breach of the directors’ fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for each of ON Semiconductor and Fairchild and further provides that, upon termination of the Merger Agreement, under specified circumstances Fairchild may be required to pay ON Semiconductor a termination fee of $72 million. The Merger Agreement also provides that, if ON Semiconductor or Fairchild terminates the Merger Agreement in connection with certain unfavorable regulatory outcomes, under specified circumstances ON Semiconductor may be required to pay Fairchild a termination fee of $180 million. Lastly, the Merger Agreement provides that, if ON Semiconductor has failed to obtain adequate financing and subsequently either Fairchild or ON Semiconductor terminates the Merger Agreement, under specified circumstances ON Semiconductor may be required to pay Fairchild a termination fee of $215 million.

The Merger Agreement has been unanimously adopted by the boards of directors of each of ON Semiconductor and Fairchild, and the board of directors of Fairchild has unanimously recommended that stockholders of Fairchild tender their Shares in the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Fairchild, ON Semiconductor or Acquisition Sub in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by Fairchild or ON Semiconductor. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by Fairchild to ON Semiconductor in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Fairchild, ON Semiconductor and Acquisition Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts with respect to Fairchild, ON Semiconductor or Acquisition Sub. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Commitment Letter

On November 18, 2015, ON Semiconductor entered into a commitment letter (the “Commitment Letter”) with Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank AG, New York Branch (“Deutsche Bank”), Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) pursuant to which Deutsche Bank and Bank of America have committed to provide a $2.4 billion term loan facility (the “Term Loan”) and a $300 million revolving credit facility that may be increased by an additional $200 million (the “Revolver,” together with the provision of the Term Loan and Revolver as set forth in the Commitment Letter, the “Financing”) subject to satisfaction of customary closing conditions. The Term Loan is available to (i) finance the Offer and related Merger pursuant to the Merger Agreement and (ii) pay fees and expenses related to the Merger and the Financing. Under the Commitment Letter, DBSI and Merrill Lynch will act as joint lead arrangers and bookrunners. The Commitment Letter provides, among other matters, for an initial commitment period until August 18, 2016 to effect the Financing, subject to three one-month extensions for regulatory approvals. The actual documentation governing the Financing has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Commitment Letter is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 18, 2015, ON Semiconductor and Fairchild issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 18, 2015, ON Semiconductor sent an email to employees of ON Semiconductor relating to the transactions contemplated by the Merger Agreement. A copy of the employee e-mail is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On November 18, 2015, ON Semiconductor posted an investor presentation relating to the transactions contemplated by the Merger Agreement to the investor relations section of its website. A copy of the investor presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On November 18, 2015, ON Semiconductor sent an email to customers, partners and suppliers relating to the transactions contemplated by the Merger Agreement. A copy of the email is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the consummation and benefits of the acquisition by ON Semiconductor of Fairchild. These forward-looking statements are based on information available to ON Semiconductor and Fairchild as of the date of this Current Report on Form 8-K and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the control of ON Semiconductor and Fairchild. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of ON Semiconductor or Fairchild, or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Fairchild, including the potentially accretive and synergistic benefits; difficulties leveraging desired growth opportunities and markets; the possibility that expected benefits and cost savings may not materialize as expected; the prospect that the automotive and industrial sensor markets will not grow as rapidly as currently anticipated; the variable demand and the aggressive pricing environment for semiconductor products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor or Fairchild products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the SEC on February 27, 2015, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings of ON Semiconductor with the SEC. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date and ON Semiconductor does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Additional Information about the Acquisition and Where to Find It

For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC’s website, www.sec.gov.

Notice to Investors

The tender offer for the outstanding shares of common stock of Fairchild has not yet commenced. This Current Report on Form 8-K is for informational purposes only and it does not constitute an offer to purchase or a solicitation of an offer to sell any securities. At the time the tender offer is commenced, ON Semiconductor and a wholly-owned subsidiary of ON Semiconductor will file a tender offer statement on Schedule TO with the SEC, and Fairchild will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. INVESTORS AND SECURITY HOLDERS OF FAIRCHILD ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such materials will be made available to Fairchild’s stockholders at no expense to them through the Secretary, ON Semiconductor Corporation, 5005 E. McDowell Road, Phoenix, Arizona 85008. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 18, 2015, by and among Fairchild Semiconductor International, Inc., ON Semiconductor Corporation and Falcon Operations Sub, Inc.*

10.1	Commitment Letter, dated November 18, 2015, by and among Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and ON Semiconductor Corporation.

99.1	Press release for ON Semiconductor Corporation, dated November 18, 2015, announcing strategic transaction to acquire Fairchild.

99.2	Email from ON Semiconductor Corporation to employees, dated November 18, 2015.

99.3	ON Semiconductor Corporation investor presentation, dated November 18, 2015.

99.4	Letter from ON Semiconductor Corporation to customers, sales representatives and distributors, dated November 18, 2015.

*	ON Semiconductor has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

November 18, 2015	By:	/s/ Bernard Gutmann

Name: Bernard Gutmann
Title: Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 18, 2015, by and among Fairchild Semiconductor International, Inc., ON Semiconductor Corporation and Falcon Operations Sub, Inc.*

10.1	Commitment Letter, dated November 18, 2015, by and among Deutsche Bank Securities Inc., Deutsche Bank AG, New York Branch, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and ON Semiconductor Corporation.

99.1	Press release for ON Semiconductor Corporation, dated November 18, 2015, announcing strategic transaction to acquire Fairchild.

99.2	Email from ON Semiconductor Corporation to employees, dated November 18, 2015.

99.3	ON Semiconductor Corporation investor presentation, dated November 18, 2015.

99.4	Letter from ON Semiconductor Corporation to customers, sales representatives and distributors, dated November 18, 2015.

*	ON Semiconductor has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.